Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE
Contact: Michael DeVeau
VP, Corporate Strategy, Investor Relations & Communications 212.708.7164 Michael.DeVeau@iff.com
IFF to Share Strong Progress on Frutarom Combination at Barclays Global Consumer Staples Conference

Unveils sales growth target of 5-7% & adjusted cash EPS growth target of 10%+, on a currency neutral and pro-forma basis, over the 2019 to 2021 period

Remain committed to Net Debt/EBITDA of less than 3.0x between 18 to 24 months

NEW YORK, N.Y., (September 6, 2018) – International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF), a leading innovator of sensory experiences that move the world, today will provide an update at the Barclays Global Consumer Staples Conference on the Company’s progress on its previously announced combination with Frutarom to create a global leader in taste, scent and nutrition.

Andreas Fibig, IFF Chairman and Chief Executive Officer, and Richard O’Leary, IFF Executive Vice President and Chief Financial Officer will present today at 11:15 a.m. ET. A live audio webcast and replay will be available at ir.iff.com.

“The combination of IFF and Frutarom is truly unique and compelling as it positions us as a global leader in taste, scent and nutrition”, said Andreas Fibig, Chairman and CEO. “We are excited that this enables us to have a stronger product offering, greater exposure to fast-growing customers and broader access to attractive adjacencies. We believe this will translate into accelerated financial performance as a combined company, with robust top and bottom-line growth.

“We have made significant progress planning for the integration of our two companies, and our accelerated timeline to close this transaction in early October, pending all remaining antitrust approvals, is a true testament to the hard work and integration planning efforts underway. On this strong foundation, we believe that we will unlock significant long-term value for our shareholders.”

International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019

T +212.765.5500

F +212.708.7132

iff.com

Combination will enrich IFF’s portfolio with a stronger product offering, greater exposure to fast-growing customers and broader access in attractive adjacencies

• Creates a differentiated portfolio with an increased focus on naturals and health and wellness as well as more comprehensive solutions

• Enhances IFF’s exposure to the fast-growing small- and mid-sized customers, including private label

• Provides opportunities to expand into attractive and fast-growing categories, such as savory solutions, natural colors, natural food protection and health ingredients

Expects to accelerate financial growth rates as a combined company

• Increases average sales growth targets to 5-7%, on a currency neutral and pro-forma basis, for 2019 to 2021 period

• Updates average currency neutral adjusted cash EPS growth to 10% or greater for 2019 to 2021 period

• Anticipates cost synergies of $145 million by rationalizing procurement, optimizing global footprint and streamlining overhead expenses by the third full year after the completion of the merger

• Prioritizes repayment of debt and anticipates to be less than 3X net debt to EBITDA in 18-24 months to retain investment grade rating

Strong progression towards transaction completion

• Frutarom shareholders approved transaction with IFF by a majority of ~95%

• On-track with all antitrust filings submitted and approvals received in 6 of 8 jurisdictions

• Close expected in early October pending remaining antitrust approvals

• IFF and Frutarom had a strong start to 2018 with robust top and bottom-line performances

Meet IFF

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF) is a leading innovator of sensorial experiences that move the world. At the heart of our company, we are fueled by a sense of discovery, constantly asking “what if?”. That passion for exploration drives us to co-create unique products that consumers taste, smell, or feel in beloved foods and beverages, iconic fine fragrances and household goods, as well as indispensable personal and skincare products. Our 7,300 team members globally take advantage of leading consumer insights, research and development, creative expertise, and customer intimacy to develop differentiated offerings for consumer products. Learn more at www.iff.com, Twitter, Facebook, Instagram, and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding IFF’s or Frutarom’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning IFF’s or Frutarom’s 2018 outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information. IFF can give no assurance that its estimates will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Forward-looking statements speak only as of the date(s) indicated in this press release.

IFF’s results may be materially affected by factors such as, but not limited to: (1) the inability to obtain required regulatory approvals for the Frutarom acquisition (the “acquisition”), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of adverse conditions; (2) the risk that a closing condition to the acquisition may not be satisfied on a timely basis or at all or that the acquisition may not close for any reason; (3) uncertainties as to access to financing on a timely basis and on reasonable terms or at all; (4) the impact of IFF’s proposed financing on its liquidity and flexibility to respond to other opportunities; (5) whether the acquisition will have the accretive effect on IFF’s earnings or cash flows that it expects; (6) the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisition; (7) business and operations integration costs and difficulties; (8) unexpected costs, liabilities, charges or expenses relating to the acquisition; (9) adverse effects on IFF’s stock price resulting from the acquisition; (10) adverse effects on business relationships or competitive responses resulting from the acquisition; (11) the inability to compete in the markets in which IFF operates; (12) the inability to retain existing and win new customers; (13) the inability to develop and introduce new products that appeal to IFF’s customers; (14) disruptions in IFF’s manufacturing or supply chain; (15) the inability to obtain raw materials of quality, on cost-effective terms or at all, including citral; (16) the inability to successfully implement IFF’s Vision 2020 strategy, including its acquisition strategy; (17) the risk of information technology failure or interruption, of information security breaches, and risks relating to intellectual property rights; (18) adverse currency fluctuations or devaluations; (19) the regulatory, political, economic, social and other risks of international operations, including in emerging markets; (20) adverse changes in customer preferences or a decrease in consumer spending; (21) the inability to attract or retain key personnel; (22) the inability to realize the benefits of IFF’s cost and productivity initiatives; (23) the cost and difficulty of complying with, and risk of adverse changes to, domestic, foreign and international laws, regulations and rules, including regarding taxation; (24) volatility and increases in the price of raw materials, energy and transportation; (25) price realization in a rising input cost environment; and (26) the risk of adverse legal or regulatory proceedings. For a discussion of risks and important factors that could cause actual results to differ from expectations, projections and forward-looking statements, see the risks and other factors and information in IFF’s filings with the Securities and Exchange Commission, including IFF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings available on IFF’s website (www.iff.com). New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on IFF’s business. IFF disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In this press release we provide forward-looking CAGR and net debt to EBITDA amounts in the form of guidance. This guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. For example, acquisition-related costs, restructuring and other charges, net, and integration costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, we exclude certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items we exclude and to estimate certain discrete tax items, like the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security and may not be relied upon in connection with the purchase or sale of any security. Any such offer would only be made by means of formal offering documents, the terms of which would govern in all respects. You are cautioned against using this information as the basis for making a decision to purchase any security.

You should not rely exclusively on this press release as the basis upon which to make an investment decision. The information in this press release is provided to you as of the dates indicated and IFF does not intend to update the information after its distribution, even in the event that the information becomes materially inaccurate. Certain information contained in this press release includes calculations or figures that have been prepared internally and have not been audited or verified by a third party. Use of different methods for preparing, calculating or presenting information may lead to different results and such differences may be material. In addition, in all cases where historical performance is presented, please note that past performance is not a reliable indicator of future results and should not be relied upon as the basis for making an investment decision.

These materials are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use is contrary to local law or regulation.

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